Exhibit 5.6

Credit Suisse Group | Credit Suisse
Paradeplatz 8
P.O. Box 1
8070 Zurich
Switzerland

Homburger Rechtsanwälte
Weinbergstrasse 56 | 58
CH-8006 Zürich
Postfach 338 | CH-8035 Zürich
Telefon +41 43 222 10 00
Fax +41 43 222 15 00
lawyers@homburger.ch

March 29, 2007 BOR | KAM
310978 | HUA | 000005.doc

Credit Suisse Group — Post Effective Amendment No. 1 to the Registration Statement on Form F-3

Ladies and Gentlemen

We have acted as special Swiss counsel to Credit Suisse Group (CSG) and Credit Suisse (the Bank, and collectively with CSG, the Companies) in connection with the Post-Effective Amendment No. 1 (the Amendment No. 1) to the registration statement on Form F-3 of April 3, 2006 (the Registration Statement), such Amendment No. 1 to be filed under the United States Securities Act of 1933, as amended (the Securities Act), with the Securities and Exchange Commission on or about March 29, 2007 for the purpose of adding the Bank and Credit Suisse (USA), Inc. as registrants under the Registration Statement, and of the registering of, inter alia:

•                                          the Bank’s debt securities, in one or more series, which are either unsubordinated or subordinated obligations, including capital obligations, of the Bank (the Debt Securities) and which may be convertible into or exchangeable for the securities of any entity unaffiliated with the Bank, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

•                                          the Bank’s warrants or subscription rights to purchase debt securities of the Bank, securities of any third-party issuer, a basket of such securities, an index or indices of such securities or any combination of the foregoing (the Warrants), in one or more series;

(all of the afore-mentioned securities collectively, the Securities) and

•                                          the Subordinated Guarantees of Credit Suisse Group and the Guarantees of Credit Suisse in relation to outstanding notes issued by Credit Suisse (USA), Inc. (collectively, the Guarantees);

each of the Securities and the Guarantees as described in the Amendment No. 1.

As such counsel, we have been requested to render an opinion in connection with certain issues of Swiss law.

I.                                       Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document other than listed below or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(a)                                certified excerpts from the commercial register of the Canton of Zurich, Switzerland, relating to CSG and the Bank, each dated March 22, 2007 (the Excerpts);

(b)                               certified copies of the articles of association of CSG and the Bank in their versions of January 30, 2007 (CSG) and April 19, 2006 (Bank), respectively (the Articles of Association);

(c)                                  copies of the organizational guidelines and regulations (Organisationsreglement — OGR) of the Bank as of January 1, 2006 and the organizational guidelines and regulations (Organisationsreglement — OGR) of CSG as of January 1, 2007 (collectively, the Regulations);

(d)                                 copies of the Credit Suisse Directive on Funding Authority in its version of January 14, 2006 (the Directive) and the Credit Suisse Policy on Inter- Company Guarantees in its version of July 1, 2006 (the Policy);

(e)                                  a copy of an extract from the minutes of the meeting of the Board of Directors of CSG held on February 14, 2007, such extract containing the resolutions of the Board of Directors with respect to the Subordinated Guarantees of Credit Suisse Group (the Board Resolutions);

(f)                                    a copy of the Memorandum of the CFO of the Bank and of CSG to the members of the Board of Directors of CSG and the Bank dated February 14, 2007 (the CFO Memorandum);

(g)                                 the powers of attorney (undated) of the members of the Board of Directors of the Bank and of the members of the Board of CSG (the Board Powers of Attorney);

(h)                                 a copy of the secretary’s certificate dated March 23, 2007 and issued by Béatrice Fischer and Pierre Schreiber, corporate secretaries of the Bank, regarding the joint signing authority of Rolf Enderli (the Secretary’s Certificate)

(i)                                     a copy of the power of attorney dated March 26, 2007 and issued by Renato Fassbind and Rolf Enderli (the Power of Attorney)

(j)                                     forms of the Senior Indenture and the Subordinated Indenture to be filed with Amendment No. 1 as Exhibits 4.44 and 4.45 (each an Indenture and collectively the Indentures) and the forms of Debt Securities relating to such Indentures;

(k)                                  copies of the Senior Indenture dated as of June 1, 2001, between Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.) and The Bank of New York (as successor to The Chase Manhattan

Bank), the Senior Indenture dated as of June 8, 1998, between Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.) and The Bank of New York (as successor to The Chase Manhattan Bank), the Indenture dated as of September 3, 1997, between Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.) and The Bank of New York (as successor to The Chase Manhattan Bank) and the Indenture dated as of October 25, 1995 between Credit Suisse (USA), Inc. (as successor to Donaldson, Lufkin & Jenrette, Inc.) and The Bank of New York (collectively, the CS USA Indentures); and

(l)                                     copies of the four supplemental indentures each dated March 26, 2007 (each a Supplemental Indenture and collectively the Supplemental Indentures) among Credit Suisse (USA), Inc., CSG, as Guarantor, the Bank, as Guarantor, and The Bank of New York, as Trustee.

(m)                               copies of the Amendment No. 1 and of certain Exhibits filed with the Amendment No. 1.

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Amendment No. 1 under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.                                   Assumptions

In rendering the opinion below, we have assumed the following:

(a)                                all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(b)                               all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(c)                                all factual information contained in, or material statements given in connection with, the Documents is true and accurate;

(d)                               the Amendment No. 1 will be executed and filed in the form of the draft reviewed by us;

(e)                                  the Indenture and the agreements filed as Exhibits to the Amendment No. 1 that have been reviewed by us, will, when duly executed by all parties thereto in substantially the form filed as Exhibits to the Amendment No. 1, be valid, binding and enforceable under the laws of the State of New York by which they are expressed to be governed;

(f)                                  the CS USA Indentures, Supplemental Indentures and the securities issued by CS (USA), Inc. to which the Supplemental Indentures relate are valid, binding and enforceable under the laws of the State of New York by which they are expressed to be governed;

(g)                               none of the documents furnished to us has been amended, supplemented or terminated;

(h)                               the Board Resolutions have been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, neither the Board Resolutions nor the CFO Memorandum or the decisions reflected therein have been rescinded or amended but are in full force and effect, and neither the Board Powers of Attorney nor the Power of Attorney have been revoked;

(i)                                   the Excerpts, the Articles of Association, the Regulations, the Directive and the Policy, the Secretary’s Certificate and the Power of Attorney are correct, complete and up-to-date;

(j)                                   all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto other than CSG and the Bank;

(k)                                  as far as any obligation under the Indentures, the CS USA Indentures or the Supplemental Indentures is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(l)                                     except as expressly opined upon herein and to the extent relevant for purposes of this opinion, all representations and warranties made or to be made by any one of the parties of the Indentures, the CS USA Indentures and the Supplemental Indentures are true and accurate; and

(m)                               all parties entered into the CS USA Indentures and the Supplemental Indentures for bona fide commercial reasons and at arm’s length terms, and none of the directors or officers of the respective party has or had a conflict of interest with such party in respect of the CS USA Indentures and the Supplemental Indentures that would preclude him from validly representing (or granting a power of attorney in respect of the documents for) the respective party.

III.                                 Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinion:

1.                                       Each of CSG and the Bank is a corporation duly incorporated and validly existing under the laws of Switzerland.

2.                                       Each of CSG and the Bank has the corporate power to, and all necessary corporate action has been taken to, execute, deliver and file the Amendment No. 1.

3.                                       The Indentures have been duly authorized, and when duly executed and delivered and the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the respective Indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and when the Debt Securities have been duly executed and authenticated in accordance with the respective Indenture and issued and sold as contemplated in the Amendment No. 1, the Debt Securities will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

4.                                       The warrant agreements described in the Amendment No. 1 under which Warrants are to be issued have been duly authorized, and when duly executed and delivered and the terms of the Warrants and of their issuance and sale have been duly established in conformity with the respective warrant agreement relating to each series of the Warrants so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and when the Warrants have been duly executed and authenticated in accordance with the respective warrant agreement and issued and sold as contemplated in the Amendment No. 1, the Warrants will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

5.                                     The Supplemental Indentures have been duly authorized, executed and delivered and constitute valid and legally binding obligations of CSG and the Bank, respectively, enforceable against CSG and the Bank, respectively, in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity under Swiss law.

IV.                                Qualifications

The above opinion is subject to the following qualifications:

(a)                                We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In particular, and without limitation to the foregoing, we do not express any opinion on the admissibility or validity of, or the procedures relating to, the registration of the Securities and the Guarantees with the Securities and Exchange Commission.

(b)                                 This opinion is confined to the Indentures, Supplemental Indentures and Securities issued or to be issued by CSG and the Bank, respectively, under the Amendment No. 1. We do not render any opinion on or express any views relating to any Securities issued by any other Registrant under the Amendment No. 1.

(c)                                  It should further be noted that any certificate, determination, opinion or the like might be held by a Swiss court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreements to the contrary.

(d)                                 The Amendment No. 1, the Indentures and Supplemental Indentures and some other Exhibits to the Amendment No. 1 provide for the obligation of CSG and the Bank to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may - if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes - violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholdings tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(e)                                  Where we refer to enforceability, we only express an opinion as to enforceability under the rules of procedure applicable in Switzerland. Enforceability of the Indentures, warrant agreements, Debt Securities, Warrants, Supplemental Indentures and Guarantees may be limited by the applicable bankruptcy, insolvency, reorganisation or similar laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Art. 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)

the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

	(ii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(f)

In making references to the terms of the Indentures, warrant agreements, Debt Securities, Warrants, Supplemental Indentures and Guarantees, no opinion is expressed as to whether and to what extent these are sufficiently specified or leave room for interpretation which may, as the case may be, become a matter of the discretion of the courts.

(g)

Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching (usury), duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by CSG and the Bank if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(h)

The enforceability in Switzerland of a foreign judgment rendered against CSG or the Bank, respectively, is subject to the limitations set forth in (x) the Convention on Jurisdiction and Enforcement of Judgements in Civil and Commercial Matters of September 16, 1988 (the Lugano Convention), (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)                                     (in case of (y) and (z) and, in certain exceptional cases, (x)) the foreign court had jurisdiction;

(ii)                                  the judgment of such foreign court has become final and nonappealable, or, in the case of (x), has become enforceable at an earlier stage;

(iii)                               the court procedures leading to the judgment followed the principles of due process of law, including proper service of process; and

(iv)                              the judgment of the foreign court on its merits does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if CSG or the Bank, respectively, can demonstrate that it was not effectively served with process.

(i)                                     The enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs, and any foreign currency amount must accordingly be converted into Swiss francs at the rate obtained, with respect to the enforcing creditor, on (i) the date of instituting the enforcement proceedings or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren) and, with respect to non-enforcing creditors, at the rate obtained at the time of the adjudication of bankruptcy (Konkurseröffnung).

(j)                                     It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any part thereof predicated solely upon the federal securities laws of the United States.

(k)                                  We express no opinion as to the accuracy or completeness of the information set out in the Amendment No. 1.

(l)                                     Without limiting qualification (d) and without issuing an opinion on tax matters we note that the issuance of Debt Securities by CSG and the Bank may trigger Swiss issuance stamp taxes and withholding taxes, and may result in a violation of certain representations set forth in the Indentures or any agreement, unless — in case of the Bank only — such Debt Securities are issued by a foreign branch of the Bank that is duly licensed as a bank branch at the branches domicile, provided in such case that the proceeds are used outside Switzerland.

*   *   *

We hereby consent to the filing of this opinion as an Exhibit to the Amendment No.1 and to the use of our name in the prospectus included in the Amendment No. 1 under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to CSG and the Bank, in connection with the filing of the Amendment No. 1 and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Very sincerely yours
HOMBURGER RECHTSANWÄLTE

René Bösch